QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on March 17, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABGENIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3248826 (I.R.S. Employer Identification Number)

6701 Kaiser Drive
Fremont, California 94555
(510) 608-6500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Raymond M. Withy, PhD.
Chief Executive Officer
Abgenix, Inc.
6701 Kaiser Drive
Fremont, California 94555
(510) 608-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan L. Thorner, Esq. Vice President, General Counsel and Secretary Abgenix, Inc. 6701 Kaiser Drive Fremont, California 94555 (510) 608-6500	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, CA 94304 (650) 251-5000

        Approximate date of commencement of proposed sale to public:    From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Price Per Security(2)(3)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee (2)(3)
Debt Securities
Preferred Stock, $0.0001 par value per share(4)
Common Stock, $0.0001 par value per share(5)
Warrants(6)
Total:	$250,000,000	100%	$250,000,000	$31,675

(1)
The initial public offering price of any debt securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such securities are first offered. For debt securities issued with an original issue discount, the amount to be registered is the amount as shall result in aggregate gross proceeds of $250,000,000.
(2)
Pursuant to General Instruction II.D to Form S-3, the Amount to be Registered, Proposed Maximum Aggregate Price Offering Price Per Security and Proposed Maximum Aggregate Offering Price has been omitted for each class of securities that is registered hereby.
(3)
The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4)
An indeterminate number of shares of preferred stock of Abgenix, Inc. is covered by this Registration Statement. Shares of preferred stock may be issued (a) separately, (b) upon exercise of warrants to purchase shares of preferred stock that are registered hereby or (c) upon conversion of the debt securities registered hereby. Shares of preferred stock issued upon conversion of the debt securities will be issued without the payment of additional consideration.
(5)
An indeterminate number of shares of common stock of Abgenix, Inc. is covered by this Registration Statement. Common stock may be issued (a) separately, (b) upon the conversion of the debt securities and/or the shares of preferred stock registered hereby or (c) upon the exercise of warrants to purchase shares of common stock that are registered hereby. Shares of common stock issued upon conversion of the debt securities and the preferred stock will be issued without the payment of additional consideration. This registration statement also relates to the rights to purchase the registrant's Series A Participating Preferred Stock, which are attached to all shares of common stock. The value attributable to these rights, if any, is reflected in the value of the common stock.
(6)
An indeterminate number of warrants of Abgenix, Inc., each representing the right to purchase an indeterminate number of shares of preferred stock or shares of common stock, each of which are registered hereby, is covered by this Registration Statement.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 17, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$250,000,000
Debt Securities
Preferred Stock
Common Stock
Warrants

        We may offer from time to time, in one or more series, up to an aggregate of $250,000,000 of our debt securities, preferred stock, common stock or warrants, or any combination of these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest in any of our securities.

        Our common stock is quoted on The Nasdaq National Market under the symbol "ABGX". The last reported sale price of our common stock on March 16, 2004 was $13.64 per share.

        Please see the "Risk Factors" section of this prospectus beginning on page 4 for a discussion of the risks relevant to an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        , 2004

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION BY REFERENCE	ii
FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
RISK FACTORS	4
DEFICIENCY OF EARNINGS TO FIXED CHARGES	24
USE OF PROCEEDS	24
DESCRIPTION OF DEBT SECURITIES	25
DESCRIPTION OF CAPITAL STOCK	34
DESCRIPTION OF WARRANTS	42
PLAN OF DISTRIBUTION	43
LEGAL MATTERS	45
EXPERTS	45

i

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934 (the Exchange Act), and therefore file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities, which are located at 450 Fifth Street, N.W., Washington, D.C. 20459, and obtain copies of our filings at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our common stock is quoted on the Nasdaq National Market. You may inspect reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. We also have a website (www.abgenix.com) through which you may access our filings. Information contained on our website, however, is not and should not be deemed a part of this prospectus.

INCORPORATION BY REFERENCE

        We "incorporate by reference" into this prospectus some of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those filings. Any information contained in future SEC filings that are incorporated by reference into this prospectus will automatically update this prospectus, and any information included directly in this prospectus updates and supersedes the information contained in past SEC filings incorporated by reference into this prospectus. The information incorporated by reference, as updated, is an important part of this prospectus. We incorporate by reference the following documents:

  •
  our annual report on Form 10-K for the year ended December 31, 2003;

  •
  the description of our common stock in our registration statement on Form 8-A filed with the SEC on May 5, 1998;

  •
  the description of our rights agreement, preferred stock and preferred stock purchase rights on Form 8-A/A filed on October 29, 2003; and

  •
  all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale by us of all of the securities that we have registered under the registration statement of which this prospectus is a part, including all documents that we file after the date of the initial registration statement and prior to the effectiveness of the registration statement.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. In addition, we make available free of charge on or through our Internet website all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Our Internet address is www.abgenix.com. Our website is not part of this prospectus.

ii

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Abgenix, Inc.
6701 Kaiser Drive
Fremont, California 94555
Attn: Investor Relations
(510) 608-6500

        You should rely only on the information incorporated by reference or provided in this prospectus or a prospectus supplement or amendment. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information appearing in this prospectus or a prospectus supplement or amendment or any documents incorporated by reference therein is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements based largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. The words "believe", "may", "will", "estimate", "continue", "anticipate", "intend", "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our periodic filings with the SEC, including those described under "Incorporation by Reference". In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless and to the extent we have obligations under the federal securities laws to update and disclose material developments to previously disclosed information.

iii

PROSPECTUS SUMMARY

        The following summary may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference in this prospectus, before making an investment decision. When used in this prospectus, the terms "Abgenix", "we", "our" and "us" refer to Abgenix, Inc. and its consolidated subsidiaries, unless otherwise specified.

Abgenix, Inc.

        We are a biopharmaceutical company that is focused on the discovery, development and manufacture of antibody therapeutic products for the treatment of a variety of disease conditions, including cancer, inflammation, metabolic disease, transplant-related diseases, cardiovascular disease and infectious diseases.

        We have proprietary technologies that facilitate rapid generation of highly specific, antibody therapeutic product candidates that contain fully human protein sequences and that bind to disease targets appropriate for antibody therapy. In this prospectus we refer to these candidates as fully human antibody therapeutic product candidates. We developed our XenoMouse® technology, a technology using genetically modified mice to generate fully human antibodies. We also own a technology that enables the rapid identification of antibodies with desired function and characteristics, referred to as SLAM™ technology. In our XenoMax™ technology, we use SLAM technology to select and isolate antibodies with particular function and characteristics from antibody-producing cells generated by XenoMouse animals. We believe our antibody-generation technologies enhance our capabilities in product development. We intend to use our technologies to build a large and diversified product portfolio that we expect to develop and commercialize largely through joint development and commercialization arrangements with pharmaceutical companies and others. We generally expect to self-fund preclinical and clinical activities to determine preliminary safety and efficacy before entering into joint development and commercialization agreements. In some cases we may conduct product development entirely on our own. To date, we have initiated clinical trials with four fully human antibodies generated from XenoMouse technology. We are co-developing ABX-EGF, or panitumumab, our leading, most advanced proprietary antibody product candidate, under a joint development and commercialization agreement with Amgen, Inc. and Immunex Corporation, a wholly-owned subsidiary of Amgen. We also have two product candidates in early stage clinical trials. In addition, we have entered into a variety of contractual arrangements with multiple pharmaceutical, biotechnology and genomics companies involving our XenoMouse and XenoMax technologies. Two of our customers, Pfizer, Inc. and Amgen, Inc., have initiated clinical trials with fully human antibodies generated from XenoMouse animals.

        We were incorporated on June 24, 1996, and on July 15, 1996, were organized pursuant to a stock purchase and transfer agreement with Cell Genesys, Inc. In 1989, Cell Genesys started our business and operations and conducted our business and operations internally within its organization as a separate company. In 1991, Cell Genesys and JT Immunotech USA Inc., the predecessor company to JT America Inc. and a medical subsidiary of Japan Tobacco, formed Xenotech, an equally owned joint venture, to develop genetically modified strains of XenoMouse mice, and to commercialize products generated from these mice. At the time of our organization, Cell Genesys assigned to us substantially all of its rights in Xenotech. On December 31, 1999, we became the sole owner of Xenotech by buying JT America's interest in Xenotech.

        Abgenix and the Abgenix logo are trademarks of Abgenix. XenoMouse is a registered trademark of Xenotech, Inc., a wholly-owned subsidiary of Abgenix. XenoMax is a trademark of Abgenix. SLAM is a trademark of our subsidiary Abgenix Biopharma, Inc. registered in Canada. This prospectus also contains trademarks of third parties.

        Our principal executive offices are located at 6701 Kaiser Drive, Fremont, California 94555, and our telephone number is (510) 608-6500.

The Securities We May Offer

        This prospectus provides you with a general description of the securities that we may offer. Each time that we sell the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this prospectus with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities that we are offering.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $250,000,000 of any of the following securities:

  •
  debt securities;

  •
  preferred stock;

  •
  common stock; and

  •
  warrants.

Debt Securities

        We may offer debt securities that will be our unsecured general obligations, which may be either senior or subordinated, and may be convertible into shares of our common stock or shares of our preferred stock. In this prospectus, we refer to our senior debt securities and subordinated debt securities together as our "debt securities". The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment of our senior indebtedness.

        Our debt securities will be issued under one of two indentures between us and a trustee. We have summarized the general features of our debt securities under the "Description of Debt Securities" section of this prospectus. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statement of which this prospectus forms a part.

Preferred Stock

        We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered. Please refer to the "Description of Capital Stock—Preferred Stock—Undesignated 'Blank Check' Preferred Stock" section of this prospectus for a more complete discussion of dividend, voting, conversion and other rights with respect to the preferred stock that we may offer pursuant to this registration statement.

Common Stock

        We may offer shares of our common stock, par value $0.0001 per share. Holders of our common stock are entitled to receive dividends when declared by our board of directors, subject to the rights of the holders of our preferred stock. Each holder of our common stock is entitled to one vote per share. The holders of our common stock have no preemptive rights or cumulative voting rights. Please refer to the "Description of Capital Stock—Common Stock" section of this prospectus for a more complete discussion of dividend, voting and other rights with respect to our common stock.

Warrants

        We may issue warrants for the purchase of shares of our preferred stock and/or our common stock. We may issue warrants independently or together with other securities. We may issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. Please refer to the "Description of Warrants" section of this prospectus for a more complete discussion of the terms with respect to the warrants.

RISK FACTORS

        An investment in the common stock offered by this prospectus involves a high degree of risk. You should consider carefully the following risk factors in addition to the remainder of this prospectus, including the information incorporated by reference, before making an investment decision. Some statements in this prospectus (including some of the following risk factors) are forward-looking statements. Please refer to the section entitled "Forward-Looking Statements". Additional risks relating to any particular securities that we may offer pursuant to this prospectus will be included in the applicable prospectus supplement.

Risks Related to our Finances

We are an early stage company without commercial therapeutic products, and we cannot assure you that we will develop sufficient revenues in the future to sustain our business.

        You must evaluate us in light of the uncertainties and complexities present in an early stage biopharmaceutical company. Our product candidates are in early stages of development. We will need to make significant additional investments in research and development, preclinical testing and clinical trials, and in regulatory and sales and marketing activities, to commercialize current and future product candidates. Our product candidates, if successfully developed, may not generate sufficient or sustainable revenues to enable us to be profitable.

We have a history of losses and we expect to continue to incur losses for the foreseeable future.

        We have incurred net losses since we were organized as an independent company, including in the last five years net losses of $20.5 million in 1999, $8.8 million in 2000, $60.9 million in 2001, $208.9 million in 2002 and $196.4 million in 2003. As of December 31, 2003, our accumulated deficit was $564.8 million. Our losses to date have resulted principally from:

  •
  research and development costs relating to the development of our XenoMouse and XenoMax technologies and antibody product candidates;

  •
  general and administrative costs relating to our operations;

  •
  impairment charges related to our strategic investments in CuraGen Corporation, ImmunoGen, Inc., and MDS Proteomics Inc.; and

  •
  manufacturing start-up costs related to our new manufacturing facility including depreciation, outside contractor costs and personnel costs for activities such as quality assurance and quality control.

        We expect to incur additional losses for the foreseeable future as a result of our research and development costs and manufacturing start-up costs, including costs associated with conducting preclinical development and clinical trials, which will continue to be substantial, and charges related to purchases of technology or other assets. We intend to invest significantly in our products prior to entering into licensing agreements. This will increase our need for capital and will result in losses for at least the next several years. We expect that the amount of operating losses will fluctuate significantly from quarter to quarter as a result of increases or decreases in our research and development efforts, the execution or termination of licensing, manufacturing and other contractual arrangements, the progress or lack of progress of product development candidates in our collaboration with AstraZeneca and the initiation, success or failure of clinical trials.

We are currently unprofitable and may never be profitable, and our future revenues could fluctuate significantly.

        Prior to June 1996, Cell Genesys owned our business and operated it as a separate business unit. Since that time, we have funded our research and development activities primarily from private placements and public offerings of our securities and from revenues generated by our licensing and other contractual arrangements.

        We expect that substantially all of our revenues for the foreseeable future will result from payments under licensing and other contractual arrangements and from interest income. To date, payments under licensing and other agreements have been in the form of option fees, reimbursement for research and development expenses, license fees and milestone payments. Payments under our existing and any future customer agreements will be subject to significant fluctuation in both timing and amount. Our revenues may not be indicative of our future performance or of our ability to continue to achieve contractual milestones. Our revenues and results of operations for any period may also not be comparable to the revenues or results of operations for any other period. Our revenues for any period may not be sufficient to cover our operating costs, including the costs of operating our manufacturing plant. We may not be able to:

  •
  enter into further co-development, licensing, manufacturing or other agreements;

  •
  successfully complete preclinical development or clinical trials;

  •
  obtain required regulatory approvals;

  •
  successfully manufacture or market product candidates; or

  •
  generate additional revenues or profitability.

        Our failure to achieve any of the above goals would materially harm our business, financial condition and results of operations.

We may require additional financing, and an inability to raise the necessary capital or to do so on acceptable terms would threaten the continued success of our business.

        We will continue to expend substantial resources to support research and development and establish and operate our manufacturing facility, including costs associated with preclinical development and clinical trials. In the years ended December 31, 2003, 2002 and 2001, we incurred expenses of $99.6 million, $128.5 million and $96.2 million, respectively, on research and development. For the year ended December 31, 2003, our manufacturing start-up costs were $72.5 million. Regulatory and business factors will require us to expend substantial funds in the course of completing required additional development, preclinical testing and clinical trials of, and attaining regulatory approvals for, product candidates. The amounts of the expenditures that will be necessary to execute our business plan are subject to numerous uncertainties that may adversely affect our liquidity and capital resources. Our future liquidity and capital requirements will depend on many factors, including:

  •
  the scope and results of preclinical development and clinical trials;

  •
  the retention of existing and establishment of further co-development, licensing, manufacturing and other agreements, if any;

  •
  continued scientific progress in our research and development programs;

  •
  the size and complexity of these programs;

  •
  the cost of establishing and implementing our manufacturing capabilities and complying with good manufacturing practice regulations;

  •
  the cost of conducting commercialization activities and arrangements;

  •
  the time and expense involved in seeking regulatory approvals;

  •
  competing technological and market developments;

  •
  the time and expense of filing and prosecuting patent applications, and enforcing and defending against patent claims;

  •
  our investment in, or acquisition of, other companies;

  •
  the amount of product or technology in-licensing in which we engage; and

  •
  other factors not within our control.

        We believe that our current cash balances, cash equivalents, marketable securities, and the cash generated from our licensing and other contractual arrangements, will be sufficient to meet our operating and capital requirements for at least one year. However, because of the uncertainties in our business, including the uncertainties listed above, we cannot assure you that this will be the case. In addition, we may choose to obtain additional financing from time to time. We may choose to raise additional funds through public or private equity or debt financing, licensing and other agreements, a bank line of credit, sale-lease back financing, mortgage financing or other arrangements. We cannot be sure that any additional funding, if needed, will be available on terms favorable to us or at all. Furthermore, any additional equity or equity-related financing may be dilutive to our stockholders, and debt financing, if available, may subject us to restrictive covenants. We may also choose to obtain funding through licensing and other contractual arrangements. Such agreements may require us to relinquish our rights to certain of our technologies, products or marketing territories. Our failure to raise capital when needed would harm our business, financial condition and results of operations.

Our indebtedness may harm our financial condition and results of operations.

        We have $200 million of convertible subordinated notes due March 15, 2007 and debt service obligations related thereto. In February 2004, we incurred an additional $50.0 million of indebtedness to AstraZeneca, in the form of a convertible subordinated note, which we issued to AstraZeneca in connection with our redemption of the shares of our Series A-2 preferred stock we issued to AstraZeneca in October 2003. There is no interest payable on the note except in the event of a payment default. Our level of indebtedness will have several important effects on our future operations, including, without limitation:

  •
  we will have additional cash requirements to support the payment of any interest or amortization required with respect to outstanding indebtedness;

  •
  increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

  •
  depending on the levels of our outstanding debt, our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited.

        Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles and financial, business and other factors affecting our operations, many of which are beyond our control. If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things:

  •
  to seek additional financing in the debt or equity markets;

  •
  to refinance or restructure all or a portion of our indebtedness, including our convertible subordinated notes;

  •
  to sell selected assets; or

  •
  to reduce or delay planned capital expenditures.

        Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

Our strategic investments expose us to equity price risk and our investments in those companies may be deemed impaired, which would affect our results of operations.

        We are exposed to equity price risk on our strategic investments in CuraGen, ImmunoGen and MDS Proteomics and we may elect to make additional similar investments in the future. In 1999 and 2000, we purchased an aggregate amount of $80.0 million of the common stock of CuraGen and ImmunoGen as strategic investments. In 2002, declines in the fair value of the CuraGen and ImmunoGen common stock were deemed to be other than temporary, primarily because the stock of each company traded below our cost basis for more than six months. Accordingly, we recorded a total impairment charge for the year ended December 31, 2002 of $67.3 million. The public trading prices of the shares of both companies have fluctuated significantly since we purchased them and could continue to do so. If these shares trade below their new cost bases in future periods, we may incur additional impairment charges relating to these investments. As of December 31, 2003, these investments were recorded at fair value in long-term investments on the balance sheet, and any net unrealized holding gains and losses are reported as a component of stockholders' equity.

        In 2001, we invested $15.0 million in MDS Proteomics, a privately held company, in connection with our collaboration with that company. Because MDS Proteomics is a private company and its securities are not publicly traded, the value of our investment is inherently more difficult to estimate than an investment in a publicly traded company. As of December 31, 2003 and June 30, 2002, we estimated that the value of our investment had declined to zero and $7.9 million, respectively, and that an impairment of our investment had occurred. Accordingly, we recorded an impairment charge of $7.9 million and $7.1 million, respectively, on our investment in the fourth quarter of 2003 and the second quarter of 2002, respectively. The amount of the charge was based on the difference between the estimated value as determined by our management and our most recent cost basis or original cost basis. This investment was recorded in long term investments on the balance sheet at December 31, 2002.

Risks Related to the Development and Commercialization of our Products

Our XenoMouse and XenoMax technologies may not produce safe, efficacious or commercially viable products, which will be critical to our ability to generate revenues from our products.

        Our XenoMouse and XenoMax technologies are new approaches to developing antibodies as products for the treatment of diseases and medical disorders. We have not commercialized any antibody therapeutic products based on our technologies. Moreover, we are not aware of any commercialized, fully human antibody therapeutic products that have been generated from any technologies similar to ours. Our antibody therapeutic product candidates are still in various stages of development and many are in the early development stage. We have initiated clinical trials with respect to four proprietary fully human antibody therapeutic product candidates, and our collaborators have initiated clinical trials with respect to four other fully human antibody therapeutic product candidates generated by XenoMouse technology. We cannot be certain that either XenoMouse technology or XenoMax technology will generate antibodies against every antigen to which they are exposed in an efficient and timely manner, if at all. Furthermore, XenoMouse technology and XenoMax technology may not result in any meaningful benefits to our current or potential customers or in product candidates that are safe and efficacious for patients. Our failure to generate antibody therapeutic product candidates that lead to the successful commercialization of products would materially harm our business, financial condition and results of operations.

If we do not successfully develop our products, or if they do not achieve commercial success, our business will be materially harmed.

        Our development of current and future product candidates, either alone or in conjunction with collaborators, is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:

  •
  delays in product development, clinical testing or manufacturing;

  •
  unplanned expenditures in product development, clinical testing or manufacturing;

  •
  failure in clinical trials or failure to receive regulatory approvals;

  •
  emergence of superior or equivalent product development technologies or products;

  •
  inability to manufacture on our own, or through others, product candidates on a clinical or commercial scale;

  •
  inability to market products due to third-party proprietary rights;

  •
  election by our customers not to pursue product development;

  •
  failure by our customers to develop products successfully; and

  •
  failure to achieve market acceptance.

        Because of these risks, our research and development efforts and those of our customers and collaborators may not result in any commercially viable products. Our failure to successfully complete a significant portion of these development efforts, to obtain required regulatory approvals or to achieve commercial success with any approved products would materially harm our business, financial condition and results of operations.

        In addition, our decisions to terminate our clinical programs for developing ABX-IL8, a fully human antibody product candidate for inflammatory disorders, and ABX-CBL, an in-licensed antibody product candidate for graft versus host disease, have reduced the diversity of our product portfolio. We hope to be able to make up for this loss of diversity through the number and variety of potential new product candidates we have in preclinical development. For example, ABX-PTH, which targets the action of parathyroid hormone in patients with chronic renal disease, is a new product candidate that we moved from the preclinical stage into a clinical study in 2004 in patients with secondary hyperparathyroidism. However, to the extent that we are unable to maintain a broad and diverse range of product candidates, our success would depend more heavily on one or a few product candidates.

Before we commercialize and sell any of our product candidates, we must conduct clinical trials, which are expensive and have uncertain outcomes.

        Conducting clinical trials is a lengthy, time-consuming and expensive process. Before obtaining regulatory approvals for the commercial sale of any products, we must demonstrate through preclinical testing and clinical trials that our product candidates are safe and effective for use in humans. We have incurred and will continue to incur substantial expense for, and we have devoted and expect to continue to devote a significant amount of time to, preclinical testing and clinical trials.

        Historically, the results from preclinical testing and early clinical trials have often not been predictive of results obtained in later clinical trials. A number of new drugs and biologics have shown promising results in clinical trials, but subsequently failed to establish sufficient safety and efficacy data to obtain necessary regulatory approvals. Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may encounter regulatory delays or rejections as a result of many factors, including changes in regulatory policy during the period of product development.

        Completion of clinical trials may take several years or more. The length of time generally varies substantially according to the type, complexity, novelty and intended use of the product candidate. However, we estimate that clinical trials of the type we generally conduct are typically completed over the following timelines:

Clinical Phase	Estimated Completion Period
Phase 1	1-2 Years
Phase 2	1-2 Years
Phase 3	2-4 Years

        Many factors may delay our commencement and rate of completion of clinical trials, including:

  •
  the number of patients that ultimately participate in the trial;

  •
  the duration of patient follow-up that seems appropriate in view of the results;

  •
  the number of clinical sites included in the trials;

  •
  the length of time required to enroll suitable patient subjects; and

  •
  the availability of adequate supplies of the product candidate being tested.

        We have limited experience in conducting and managing clinical trials. We rely on third parties, including our collaborators, to assist us in managing and monitoring clinical trials. Our reliance on these third parties may result in delays in completing, or in failure to complete, these trials if the third parties fail to perform under our agreements with them.

        In addition, we have ongoing research projects that may lead to product candidates, but we have not submitted Investigational New Drug applications, or INDs, nor begun clinical trials for these projects. Our preclinical or clinical development efforts may not be successfully completed, we may not file further INDs and clinical trials may not commence as planned.

        Three of our proprietary product candidates, ABX-EGF, ABX-MA1 and ABX-PTH, are in various stages of clinical trials. We have discontinued development of two proprietary product candidates, ABX-CBL and ABX-IL8. To date, data obtained from these clinical trials have been insufficient to demonstrate safety and efficacy under applicable U.S. Food and Drug Administration, or FDA, guidelines. As a result, these data will not support an application for regulatory approval without further clinical trials. Clinical trials that we conduct or that third parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates. We expect to commence new clinical trials from time to time in the course of our business as our product development work continues. However, regulatory authorities may not permit us to undertake any additional clinical trials for our product candidates.

        Our product candidates may fail to demonstrate safety or efficacy in clinical trials. For example, we completed analysis of the Phase 2b clinical trials of ABX-IL8 in psoriasis and concluded that the results did not warrant continued development in psoriasis and decided in 2002 not to proceed with studies in other disease indications. Similarly, in February 2003, we completed a preliminary analysis of the results from the Phase 2/3 clinical trial of ABX-CBL and concluded that the study did not meet its primary endpoint. Therefore, we and our co-developer SangStat do not plan any further development of ABX-CBL. Failures of clinical trials of any product candidate could delay the development of other product candidates or hinder our ability to obtain additional financing. In addition, failures in our clinical trials can lead to additional research and development charges. Any delays in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We may rely on third-party manufacturers, and we may have difficulty conducting clinical trials of our product candidates if a manufacturer does not perform in accordance with our expectations.

        Until recently, we relied on a single contract manufacturer, Lonza, to produce ABX-CBL, ABX-IL8 and ABX-EGF under good manufacturing practice regulations for use in our clinical trials. In June 2003, we canceled our manufacturing supply agreement with Lonza, pursuant to which we had exclusive access to a cell culture production suite, because we determined that with the opening of our own manufacturing plant and changes in our product candidate portfolio, we no longer needed access to the Lonza facility. We have also relied on other contract manufacturers from time to time to produce our product candidates for use in our clinical trials. For example, Fred Hutchinson Cancer Research Center has produced ABX-MA1 for use in our clinical trials. While portions of our Fremont manufacturing facility are now operational and we are manufacturing material that we intend to use in clinical trials, we cannot assure you that we will be able to qualify this facility for regulatory compliance. For that reason or others, we may use Lonza or another third-party manufacturer if necessary in the future.

        Third-party manufacturers may encounter difficulties in scaling up production, including problems involving production yields, quality control and assurance, shortage of qualified personnel, compliance with FDA and other applicable regulations, production costs, and development of advanced manufacturing techniques and process controls. If we continue to use third-party manufacturers, they may not perform as agreed or may not remain in the contract manufacturing business for the time required by us to successfully produce and market our product candidates. Any failure of third-party manufacturers to deliver the required quantities of our product candidates for clinical use on a timely basis and at commercially reasonable prices, and our failure to find replacement manufacturers or successfully implement our own manufacturing capabilities, would materially harm our business, financial condition and results of operations.

Our own ability to manufacture is uncertain, which may make it more difficult for us to develop and sell our products.

        We are establishing our own manufacturing facility for the manufacture of product candidates for clinical trials and to support the potential early commercial launch of a limited number of products, in each case, in compliance with FDA and European good manufacturing practices. In May 2000, we signed a long-term lease for the building that contains this manufacturing facility. Construction has been completed and portions of the facility are operational. We are also conducting validation of the facility and completed significant stages of validation in 2003. In October 2003, following an inspection by the State Department of Health Services, we received a Drug Manufacturing License from the State of California. The license permits us to manufacture and ship clinical material from our manufacturing facility. We expect the total cost of the facility, including design fees, permits, validation, construction, leasehold improvements and equipment, to be approximately $155.0 million. Validation of this facility may take longer than expected, and the planned and actual construction costs of building and qualifying the facility for regulatory compliance may be higher than expected. We currently have excess production services capacity and this condition may persist for an extended period. In addition, if the commercial launch of one or more of our product candidates proves successful, we will likely need to use one or more third-party facilities to produce these products in sufficient quantities.

        The process of manufacturing antibody therapeutic products is complex. While the managers of the facility have gained extensive manufacturing experience in prior positions with other companies, we have no experience in the clinical or commercial scale manufacturing of our existing product candidates, or any other antibody therapeutic products. We will need to hire, train and retain additional qualified manufacturing, quality control and quality assurance personnel. Also, we will need to manufacture such antibody therapeutic products in a facility and by a process that comply with FDA, European and other regulations. Our manufacturing operations will be subject to ongoing, periodic unannounced inspection by the FDA and state agencies to ensure compliance with good manufacturing practices. Our inability to complete the establishment of our manufacturing operations and maintain them in compliance with applicable regulations within our planned time and cost parameters could materially harm our business, financial condition and results of operations.

        We also may encounter problems with the following:

  •
  production yields;

  •
  quality control and assurance;

  •
  availability of qualified personnel;

  •
  adequate training of new and existing personnel;

  •
  on-going compliance with our standard operating procedures;

  •
  on-going compliance with FDA regulations;

  •
  production costs; and

  •
  development of advanced manufacturing techniques and process controls.

        We continually evaluate our options for commercial production of our antibody therapeutic products, which include use of third-party manufacturers, establishing a commercial scale manufacturing facility or entering into a manufacturing joint venture relationship with a collaborator or other third party. We are aware of only a limited number of companies on a worldwide basis that operate manufacturing facilities in which our product candidates can be manufactured under good manufacturing practice regulations, a requirement for all pharmaceutical products. It may take a substantial period of time for a contract manufacturing facility that has not been producing antibodies to begin producing antibodies under good manufacturing practice regulations. We may not be able to contract with any of these companies on acceptable terms, if at all.

        In addition, the FDA and other regulatory authorities will require us to register any manufacturing facilities in which our antibody therapeutic products are manufactured. The FDA and other regulatory authorities will then subject the facilities to inspections to confirm compliance with FDA good manufacturing practice or other regulations. Our failure or the failure of our third-party manufacturers to maintain regulatory compliance would materially harm our business, financial condition and results of operations.

The successful growth of revenues from our manufacturing services depends to a large extent on our ability to find third parties who agree to use our services and our ability to provide those services successfully.

        Enhancing our contract revenues depends to a significant extent on entering into agreements to provide antibody production services to third parties. Potential third parties include our existing collaborators, as well as other pharmaceutical and biotechnology companies, technology companies, academic institutions and other entities. We must enter into these agreements to successfully develop this aspect of our business. To date, we have entered into two production services agreements and we cannot assure you that we will be able to enter into additional agreements.

        We may not be able to secure manufacturing agreements on favorable terms. If we do obtain such agreements, we may encounter difficulties in performing as agreed. We may encounter difficulties in scaling up production, including problems involving production yields, quality control and assurance, shortage of qualified personnel, training of personnel, compliance with FDA and other applicable regulations, production costs, and development of advanced manufacturing techniques and process controls. The failure to deliver the required quantities of product on a timely basis and at commercially reasonable prices could materially harm our business, financial condition and results of operations.

The successful growth of our business depends to a large extent on our ability to find third-party collaborators to develop and commercialize many of our product candidates.

        Our strategy for the development and commercialization of antibody therapeutic products depends, in large part, upon the formation of collaboration agreements with third parties. Potential third parties include pharmaceutical and biotechnology companies, technology companies, academic institutions and other entities. We must enter into these agreements to successfully develop and commercialize product candidates. These agreements are necessary in order for us to:

  •
  access proprietary antigens for which we can generate fully human antibody products;

  •
  fund research, preclinical development, clinical trials and manufacturing;

  •
  seek and obtain regulatory approvals; and

  •
  successfully commercialize existing and future product candidates.

        Our ability to continue our current collaborations and to enter into additional third party collaborations is dependent in large part on our ability to successfully demonstrate that our XenoMouse technology is an attractive method of developing antibody therapeutic products. We have generated only a limited number of fully human antibody therapeutic product candidates pursuant to our collaboration agreements and only eight fully human antibody therapeutic product candidates generated with XenoMouse technology have entered clinical testing. We have announced that one of these product candidates has not met our expectations. Our failure to maintain our existing collaboration agreements or to enter into additional agreements could materially harm our business, financial condition and results of operations.

        Our dependence on licensing, collaboration, manufacturing and other agreements with third parties subjects us to a number of risks. These agreements may not be on terms that prove favorable to us, and we typically afford our collaborators significant discretion in electing whether to pursue any of the planned activities. Licensing and other contractual arrangements may require us to relinquish our rights to certain of our technologies, products or marketing territories. To the extent we agree to work exclusively with one collaborator in a given therapeutic area, our opportunities to collaborate with other entities could be curtailed. For example, our collaboration with AstraZeneca for the identification and development of therapeutic antibodies in oncology contains exclusivity provisions that significantly restrict our ability to enter into arrangements with third parties in the field of oncology as well as our ability to conduct research and development activities in that field. To the extent that our collaboration with AstraZeneca is not successful, our ability to develop antibodies for use in oncology applications through other collaborations will be severely curtailed. Our collaboration with AstraZeneca also limits our ability to develop such antibodies through our own independent development.

        We cannot control the amount or timing of resources our collaborators may devote to the collaboration, and collaborators may not perform their obligations as expected. Additionally, business combinations or significant changes in a collaborator's business strategy may adversely affect a collaborator's willingness or ability to complete its obligations under the arrangement. Even if we fulfill our obligations under an agreement, typically our collaborators can terminate the agreement at any time following proper written notice. The termination or breach of agreements by our collaborators, or the failure of our collaborators to complete their obligations in a timely manner, could materially harm our business, financial condition and results of operations. If we are not able to establish further collaboration agreements or any or all of our existing agreements are terminated, we may be required to seek new collaborators or to undertake product development and commercialization at our own expense. Such an undertaking may:

  •
  limit the number of product candidates that we will be able to develop and commercialize;

  •
  reduce the likelihood of successful product introduction;

  •
  significantly increase our capital requirements; and

  •
  place additional strain on our management's time.

        Existing or potential collaborators may pursue alternative technologies, including those of our competitors, or enter into other transactions that could make a collaboration with us less attractive to them. For example, if an existing collaborator purchases a company that is one of our competitors, that company could be less willing to continue its collaboration with us. In addition, a company that has a strategy of purchasing companies with attractive technologies might have less incentive to enter into a collaboration agreement with us. Moreover, disputes may arise with respect to the ownership of rights to any technology or products developed with any current or future collaborator. Lengthy negotiations with potential new collaborators or disagreements between us and our collaborators may lead to delays in or termination of the research, development or commercialization of product candidates or result in time-consuming and expensive litigation or arbitration. The decision by our collaborators to pursue alternative technologies or the failure of our collaborators to develop or commercialize successfully any product candidate to which they have obtained rights from us could materially harm our business, financial condition and results of operations.

We are subject to extensive government regulation, which will require us to spend significant amounts of money, and we may not be able to obtain regulatory approvals, which are required for us to conduct clinical testing and commercialize our products.

        Our product candidates under development are subject to extensive and rigorous domestic government regulation. The FDA regulates, among other things, the development, testing, manufacture, safety, efficacy, record-keeping, labeling, storage, approval, advertising, promotion, sale and distribution of biopharmaceutical products. If we market our products abroad, they will also be subject to extensive regulation by foreign governments. Neither the FDA nor any other regulatory agency has approved any of our product candidates for sale in the United States or any foreign market. The regulatory review and approval process, which includes preclinical studies and clinical trials of each product candidate, is lengthy, expensive and uncertain. Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each indication to establish the product candidate's safety and efficacy. The approval process takes many years, requires the expenditure of substantial resources, and may involve post-marketing surveillance and requirements for post-marketing studies. As we conduct clinical trials for a given product candidate, we may decide or the FDA may require us to make changes in our plans and protocols. Such changes may relate to, for example, changes in the standard of care for a particular disease indication, comparability of efficacy and toxicity of materials where a change in materials is proposed, or competitive developments foreclosing the availability of expedited approval procedures. We may be required to support proposed changes with additional preclinical or clinical testing, which could delay the expected time line for concluding clinical trials. Regulatory requirements are subject to frequent change. Delays in obtaining regulatory approvals may:

  •
  adversely affect the successful commercialization of any drugs that we or our customers develop;

  •
  impose costly procedures on us or our customers;

  •
  diminish any competitive advantages that we or our customers may attain; and

  •
  adversely affect our receipt of revenues or royalties.

        Our product candidates may not be approved or may be approved with limitations or for indications that differ from those we initially target. If approved, certain material changes affecting a product such as manufacturing changes or additional labeling claims are subject to further FDA review and approval. The FDA may withdraw any required approvals after we obtain them. We may not maintain compliance with other regulatory requirements. Further, if we fail to comply with applicable FDA and other regulatory requirements at any stage during the regulatory process, we or our third-party manufacturers may be subject to sanctions, including:

  •
  delays;

  •
  warning letters;

  •
  fines;

  •
  clinical holds;

  •
  product recalls or seizures;

  •
  injunctions;

  •
  refusal of the FDA to review pending market approval applications or supplements to approval applications;

  •
  total or partial suspension of production;

  •
  civil penalties;

  •
  withdrawals of previously approved marketing applications; and

  •
  criminal prosecutions.

        In many instances we expect to rely on our customers and co-developers to file INDs and generally direct the regulatory approval process for products derived from our technologies. These customers and co-developers may not be able to or may choose not to conduct clinical testing or obtain necessary approvals from the FDA or other regulatory authorities for any product candidates. If they fail to obtain required governmental approvals, we will experience delays in or be precluded from marketing or realizing the commercial benefits from the marketing of products derived from our technologies. In addition, our failure to obtain the required approvals would preclude the commercial use of our products. Any such delays and limitations may materially harm our business, financial condition and results of operations.

        We and our third-party manufacturers also are required to comply with the applicable FDA current good manufacturing practice regulations and other regulatory requirements. Good manufacturing practice regulations include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Manufacturing facilities are subject to inspection by the FDA and the facilities must pass an inspection by the FDA before we can use them in commercial manufacturing of any product. Manufacturing facilities in California, including our facility, are also subject to the licensing requirements of and inspection by the State of California Department of Health Services. In October 2003, following an inspection, we received a Drug Manufacturing License from the State of California. The license, which must be renewed annually, permits us to manufacture and ship clinical material. We or our third-party manufacturers may not be able to comply with the applicable good manufacturing practice requirements and other regulatory requirements. The failure of us or our third-party manufacturers to comply with these requirements would materially harm our business, financial condition and results of operations.

If our products do not gain market acceptance among the medical community, our revenues would greatly decline and might not be sufficient to support our operations.

        Our product candidates may not gain market acceptance among physicians, patients, third-party payors and the medical community. We may not achieve market acceptance even if clinical trials demonstrate safety and efficacy, and the necessary regulatory and reimbursement approvals are obtained. The degree of market acceptance of any product candidates that we develop will depend on a number of factors, including:

  •
  establishment and demonstration of clinical efficacy and safety;

  •
  cost-effectiveness of our product candidates;

  •
  their potential advantage over alternative treatment methods;

  •
  reimbursement policies of government and third-party payors; and

  •
  marketing and distribution support for our product candidates, including the efforts of our collaborators where they have marketing and distribution responsibilities.

        Physicians will not recommend therapies using our products until such time as clinical data or other factors demonstrate the safety and efficacy of such procedures as compared to conventional drug and other treatments. Even if we establish the clinical safety and efficacy of therapies using our antibody product candidates, physicians may elect not to recommend the therapies for any number of other reasons, including whether the mode of administration of our antibody products is effective for certain indications. Antibody products, including our product candidates as they would be used for certain disease indications, are typically administered by infusion or injection, which requires substantial cost and inconvenience to patients. Our product candidates, if successfully developed, will compete with a number of drugs and therapies manufactured and marketed by major pharmaceutical and other biotechnology companies. Our products may also compete with new products currently under development by others. Physicians, patients, third-party payors and the medical community may not accept or utilize any product candidates that we or our customers develop. The failure of our products to achieve significant market acceptance would materially harm our business, financial condition and results of operations.

We do not have marketing and sales experience, which may require us to rely on others to market and sell our products and may make it more challenging for us to commercialize our product candidates.

        Although we have been marketing our XenoMouse technology to potential customers and collaborators for several years, we do not have marketing, sales or distribution experience or capability with respect to our therapeutic product candidates. We intend to enter into arrangements with third parties to market and sell most of our therapeutic product candidates when we commercialize them, which may be as early as 2005. We may not be able to enter into these marketing and sales arrangements with others on acceptable terms, if at all. To the extent that we enter into marketing and sales arrangements with other companies, our revenues, if any, will depend on the efforts of others. These efforts may not be successful. If we are unable to enter into third-party arrangements, we will need to develop a marketing and sales force, which may need to be substantial in size, in order to achieve commercial success for any product candidate approved by the FDA. We may not successfully develop marketing and sales capabilities or have sufficient resources to do so. If we do develop such capabilities, we will compete with other companies that have experienced and well-funded marketing and sales operations. Our failure to enter into successful marketing arrangements with third parties and our inability to conduct such activities ourselves would materially harm our business, financial condition and results of operations.

Risks Related to Intellectual Property

Our ability to protect our intellectual property rights will be critically important to the success of our business, and we may not be able to protect these rights in the United States or abroad.

        Our success depends in part on our ability to:

  •
  obtain patents;

  •
  protect trade secrets;

  •
  operate without infringing the proprietary rights of others; and

  •
  prevent others from infringing our proprietary rights.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. We attempt to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business. However, the patent position of biopharmaceutical companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether our patent applications will be approved or any resulting patents will be enforced. In addition, third parties may challenge, seek to invalidate or circumvent any of our patents, once they are issued. Thus, any patents that we own or license from third parties may not provide any protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued. Also, patent rights may not provide us with adequate proprietary protection or competitive advantages against competitors with similar technologies. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States.

        In addition to patents, we rely on trade secrets and proprietary know-how. We seek protection, in part, through confidentiality and proprietary information agreements. These agreements may not provide meaningful protection for our technology or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information, and, in addition, the parties may breach such agreements. Also, our trade secrets may otherwise become known to, or be independently developed by, our competitors. Furthermore, others may independently develop similar technologies or duplicate any technology that we have developed.

We may face challenges from third parties regarding the validity of our patents and proprietary rights, or from third parties asserting that we are infringing their patents or proprietary rights, which could result in litigation that would be costly to defend and could deprive us of valuable rights.

        Parties have conducted research for many years in the antibody and transgenic animal fields. The term "transgenic", when applied to an animal, such as a mouse, refers to an animal that has chromosomes into which human genes have been incorporated. This research has resulted in a substantial number of issued patents and an even larger number of pending patent applications. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made. Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Our technologies may unintentionally infringe the patents or violate other proprietary rights of third parties. Such infringement or violation may prevent us and our customers from pursuing product development or commercialization. Such a result could materially harm our business, financial condition and results of operations.

        In March 1997, we entered into a cross-license and settlement agreement with GenPharm to avoid protracted litigation. Under the cross-license, we licensed on a non-exclusive basis certain patents, patent applications, third-party licenses and inventions pertaining to the development and use of certain transgenic rodents, including mice, that produce fully human antibodies that are integral to our products and business. Our business, financial condition and results of operations could be materially harmed if any of the parties breaches the cross-license agreement.

        GlaxoSmithKline, plc, or Glaxo, has a family of patents relating to certain methods for generating monoclonal antibodies that Glaxo is asserting against Genentech, Inc. in litigation that was commenced in 1999. On May 4, 2001, Genentech announced that a jury had determined that Genentech had not infringed Glaxo's patents and that all of the patent claims asserted against Genentech are invalid. We understand that Glaxo has filed a notice of appeal with the Court of Appeals for the Federal Circuit. If any of the claims of these patents are finally determined in the litigation to be valid, and if we were to use manufacturing processes covered by the patents to make our products, we may then need to obtain a license should one be available. Should a license be denied or unavailable on commercially reasonable terms, we may have difficulty commercializing one or more of our products in any territories in which these claims were in force.

        Genentech, Johnson & Johnson, Glaxo, Transkaryotic Therapies, Inc. and the Trustees of Columbia University in the City of New York each owns or controls a U.S. patent that relates to recombinant cell lines or methods of generating recombinant cell lines for the production of antibodies. If we were to use a production system covered by any of these patents, we may then need to obtain a license should one be available. Under these circumstances, our failure to obtain a license at all or on commercially reasonable terms could impede commercialization of one or more of our products in any territories in which these patent claims were in force.

        Genentech owns a U.S. patent that issued in June 1998 relating to inhibiting the growth of tumor cells that involves an antibody that binds to an epidermal growth factor receptor, or an anti-EGF receptor antibody, in combination with a cytotoxic factor, which is a substance having a toxic effect on cells. ImClone Systems, Inc. owns or is licensed under a U.S. patent that issued in April 2001, relating to inhibiting the growth of tumor cells that involves an anti-EGF receptor antibody in combination with an anti-neoplastic, or anti-tumor, agent. A corresponding European patent was published for grant in March 2002 and Abgenix and others are opposing that patent in the European Patent Office. A corresponding patent has also issued in Canada. We do not believe, based on our review, that either the Genentech patent or any of the ImClone patents would be successfully asserted against any of our current or planned activities relating to ABX-EGF or future commercial sales of ABX-EGF. If a court determines that the claims of either the Genentech patent or the ImClone patent cover our activities with ABX-EGF and are valid, such a decision may require us to obtain a license to Genentech's patent or ImClone's patents, as the case may be, to label and sell ABX-EGF for certain combination therapies. Our failure to obtain a license, or to obtain a license on commercially reasonable terms, could impede our commercialization of ABX-EGF.

        In 2000, the Japan Patent Office granted a patent to Kirin Beer Kabushiki Kaisha, one of our competitors, relating to non-human transgenic mammals. In October 2003, the United States Patent and Trademark Office issued a corresponding patent to Kirin. Kirin has filed corresponding patent applications in Europe and Australia. Our licensee, Japan Tobacco, has filed opposition proceedings against the Kirin patent. We cannot predict the outcome of those opposition proceedings, which may take years to be resolved.

        Extensive litigation regarding patents and other intellectual property rights has been common in the biotechnology and pharmaceutical industries. The defense and prosecution of intellectual property suits, United States Patent and Trademark Office interference proceedings, and related legal and administrative proceedings in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time-consuming to pursue and their outcome is uncertain. Litigation may be necessary to:

  •
  enforce patents that we own or license;

  •
  protect trade secrets or know-how that we own or license; or

  •
  determine the enforceability, scope and validity of the proprietary rights of others.

        Our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. An adverse determination may subject us to loss of our proprietary position or to significant liabilities, or require us to seek licenses that may not be available from third parties. An adverse determination in a judicial or administrative proceeding, or a failure to obtain necessary licenses, may restrict or prevent us from manufacturing and selling our products, if any. Costs associated with these arrangements may be substantial and may include ongoing royalties. Furthermore, we may not be able to obtain the necessary licenses on satisfactory terms, if at all. These outcomes could materially harm our business, financial condition and results of operations.

Risks Related to Our Industry

We face intense competition and rapid technological change, and if we fail to develop products that keep pace with new technologies and that gain market acceptance, our product candidates or technologies could become obsolete.

        The biotechnology and pharmaceutical industries are highly competitive and subject to significant and rapid technological change. We are aware of several pharmaceutical and biotechnology companies that are actively engaged in research and development in areas related to antibody therapy. These companies have commenced clinical trials of antibody therapeutic product candidates or have successfully commercialized antibody therapeutic products. Many of these companies are addressing the same diseases and disease indications as we or our customers are. Also, we compete with companies that offer antibody generation services to companies that have antigens. These competitors have specific expertise or technology related to antibody development and introduce new or modified technologies from time to time. These companies include GenPharm, a wholly owned subsidiary of Medarex, Inc., Medarex's collaborator, Kirin Brewing Co. Ltd.; GenMab A/S; Cambridge Antibody Technology Group plc; Protein Design Labs, Inc.; MorphoSys AG; Xenerex Biosciences Inc., a subsidiary of Avanir Pharmaceuticals; XLT Biopharmaceuticals Ltd.; and Alexion Pharmaceuticals, Inc. Finally, we compete with companies that currently offer antibody production services, and may compete with companies that currently only manufacture their own antibodies but could offer antibody production services to third parties.

        Some of our competitors have received regulatory approval of or are developing or testing product candidates that may compete directly with our product candidates. ImClone, in collaborations with Bristol-Meyers Squib Company and Merck KgAa; AstraZeneca, plc; Glaxo; and a collaboration of OSI Pharmaceuticals, Inc., Genentech and Roche have potential antibody and small molecule product candidates in clinical development that may compete with ABX-EGF, which is also in clinical trials.

        ImClone and Bristol-Myers Squibb have received approval to market Erbitux, ImClone's antibody product candidate for the treatment of metastatic colorectal cancer, in the United States. ImClone and Bristol-Myers Squibb have also announced the submission of an application for approval to market Erbitux in Canada. MerckKgAa has announced that it has submitted an application for the authorization to market Erbitux for the treatment of metastatic colorectal cancer in the European Union and that it has received approval to market Erbitux in Switzerland for treatment of metastatic colorectal cancer.

        Genentech has received approval to market Avastin for use with chemotherapy as a first-line treatment for colorectal cancer.

        AstraZeneca has received approval to market Iressa, a small molecule product candidate that may compete with ABX-EGF, in many markets in the world, including the United States, Japan, Australia and Canada, for the treatment of advanced non-small cell lung cancer.

        Genentech and OSI have initiated the rolling submission of an NDA for Tarceva in the United States for the treatment of advanced non-small cell lung cancer.

        In addition, Amgen has received approval to market Sensipar, or cinacalcet HCI, a small molecule product candidate for the treatment of secondary hyperparathyroidism, which may compete with ABX-PTH.

        Many of these companies and institutions, either alone or together with their customers or collaborators, have substantially greater financial resources and larger research and development staffs than we do. In addition, many of these competitors, either alone or together with their customers or collaborators, have significantly greater experience than we do in:

  •
  developing products;

  •
  undertaking preclinical testing and human clinical trials;

  •
  obtaining FDA and other regulatory approvals of products; and

  •
  manufacturing and marketing products.

        Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or commercializing products before we do. If we commence commercial product sales, we will be competing against companies with greater marketing and manufacturing capabilities, areas in which we have limited or no experience.

        We also face, and will continue to face, competition from academic institutions, government agencies and research institutions. There are numerous competitors working on products to treat each of the diseases for which we are seeking to develop therapeutic products. In addition, any product candidate that we successfully develop may compete with existing therapies that have long histories of safe and effective use. Competition may also arise from:

  •
  other drug development technologies and methods of preventing or reducing the incidence of disease;

  •
  new small molecules; or

  •
  other classes of therapeutic agents.

        Developments by competitors may render our product candidates or technologies obsolete or non-competitive. We face and will continue to face intense competition from other companies for agreements with pharmaceutical and biotechnology companies, for establishing relationships with academic and research institutions, and for licenses to proprietary technology. These competitors, either alone or with their customers, may succeed in developing technologies or products that are more effective than ours.

        We also face competition from companies that provide production services. These include contract manufacturers, such as Lonza, Avid Bioservices, Inc., Diosynth Biotechnology, DSM N.V. and Goodwin Biotechnology Inc., and other pharmaceutical and biotechnology companies that manufacture their own product candidates but can make extra capacity available to collaborators and customers, such as Boehringer Ingelheim GmbH, Biogen Idec Inc., Cangene Corporation, ICOS Corporation and Novartis AG.

We face uncertainty over reimbursement and healthcare reform, which, if determined adversely to us, could seriously hinder the market acceptance of our products.

        In both domestic and foreign markets, sales of our product candidates will depend in part upon the availability of reimbursement from third-party payors, such as government health administration authorities, managed care providers and private health insurers. Third-party payors are increasingly challenging the price and examining the cost effectiveness of medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development. In addition, domestic and foreign governments continue to propose and pass legislation designed to reduce the cost of healthcare, which could further limit reimbursement for pharmaceuticals. The failure of the government and third-party payors to provide adequate coverage and reimbursement rates for our product candidates could adversely affect the market acceptance of our products. The failure of our products to receive market acceptance would materially harm our business, financial condition and results of operations.

Other Risks Related to Our Company

The future growth and success of our business will depend on our ability to continue to attract and retain our employees and consultants.

        For us to pursue product development, manufacturing, marketing and commercialization plans, we will need to hire additional qualified scientific, manufacturing, quality control and quality assurance personnel. We may also need to hire personnel with expertise in clinical testing, government regulation, manufacturing, marketing, law and finance. Attracting and retaining qualified personnel will be critical to our success. We may not be able to attract and retain personnel on acceptable terms given the competition for such personnel among biotechnology, pharmaceutical and healthcare companies, universities and non-profit research institutions. In addition, we experienced increased attrition rates in 2003. Further attrition could materially harm our business, financial condition and results of operations.

        We grant stock options as a method of attracting and retaining employees, to motivate performance and to align the interests of management with those of our stockholders. Due to the decline in the trading price of our common stock during 2001 and 2002, a substantial portion of the stock options held by our employees have an exercise price that is higher than the current trading price of our common stock. We may elect to reprice or otherwise adjust the terms of these stock options, grant additional stock options at the current lower market price, pay higher cash compensation, or provide some combination of these alternatives to retain and attract qualified employees, but we cannot be sure that any of these actions would be successful. If we issue additional stock options, this would dilute existing stockholders.

        As a result of these factors, we may have difficulty attracting and retaining qualified personnel, which could materially harm our business, financial condition and results of operations.

We may experience difficulty in the integration of any future acquisition with the operations of our business.

        We may from time to time seek to expand our business through corporate acquisitions. Our acquisition of companies and businesses and expansion of operations, involve risks such as the following:

  •
  the potential inability to identify target companies best suited to our business plan;

  •
  the potential inability to successfully integrate acquired operations and businesses and to realize anticipated synergies, economies of scale or other expected value;

  •
  incurrence of expenses attendant to transactions that may or may not be consummated; and

  •
  difficulties in managing and coordinating operations at multiple venues, which, among other things, could divert our management's attention from other important business matters.

        In addition, our past and future acquisitions of companies and businesses and expansion of operations may result in dilutive issuances of equity securities, the incurrence of additional debt, U.S. or foreign tax liabilities, large one-time write-offs and the creation of goodwill or other intangible assets that could result in amortization expense or other charges to expense.

We have implemented a stockholder rights plan and are subject to other anti-takeover provisions, which could deter a party from effecting a takeover of us at a premium to our then-current stock price.

        In June 1999, our board of directors adopted a stockholder rights plan, which we amended and restated in November 1999 and May 2002, and amended in October 2003. The stockholder rights plan and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. This could limit the price that certain investors might be willing to pay in the future for our common stock. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws allow us to:

  •
  issue preferred stock without any vote or further action by the stockholders;

  •
  eliminate the right of stockholders to act by written consent without a meeting;

  •
  specify procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings; and

  •
  eliminate cumulative voting in the election of directors.

        In October 2003, we entered into a collaboration and license agreement with AstraZeneca for the purpose of identifying and developing antibody products for use in oncology therapeutics. The collaboration agreement includes provisions that would allow AstraZeneca to accelerate its selection of target antigens and, in certain situations, terminate the collaboration agreement, or specific programs or activities conducted under it, in the event of a change in control of us, particularly if we were acquired by a competitor of AstraZeneca. In the event of a change in control of us, AstraZeneca could also acquire control over the development programs and various intellectual property rights in respect of antigens that are the subject of the collaboration agreement. This would result in a reduction in the royalties and milestones to be paid by AstraZeneca to us under the collaboration agreement and the release of AstraZeneca from certain exclusivity provisions. In addition, certain exclusivity provisions contained in the collaboration agreement would apply to an acquirer of our company and would restrict the acquirer's ability to operate its business in the oncology field after the acquisition, except with respect to pre-existing development programs. These and other provisions of the collaboration agreement could make our company less attractive to a potential acquirer, particularly an acquirer that conducts or expects to conduct significant operations in the field of oncology therapeutics.

        We are also subject to certain provisions of Delaware law which could also delay or make more difficult a merger, tender offer or proxy contest involving us. In particular, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless the transaction meets certain conditions. The stockholder rights plan, the possible issuance of preferred stock, the procedures required for director nominations and stockholder proposals, our collaboration agreement with AstraZeneca and Delaware law could have the effect of delaying, deferring or preventing a change in control of us, including, without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock. The provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock.

We face product liability risks and may not be able to obtain adequate insurance, and if we are held liable for an uninsured claim or a claim in excess of our insurance limits, our business, financial condition and results of operations may be harmed.

        The use of any of our product candidates, or of any products manufactured in our facility, in clinical trials, and the sale of any approved products, may expose us to liability claims resulting from such use or sale. Consumers, healthcare providers, pharmaceutical companies or others selling such products might make claims of this kind. We may experience financial losses in the future due to product liability claims. We have obtained limited product liability insurance coverage for our clinical trials and production services activities, under which the coverage limits are $15.0 million per occurrence and $15.0 million in the aggregate. We may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. If third parties bring a successful product liability claim or series of claims against us for uninsured liabilities or in excess of insured liabilities, our business, financial condition and results of operations may be materially harmed.

Our operations involve hazardous materials, and we could be held responsible for any damages caused by such materials.

        Our research and manufacturing activities involve the controlled use of hazardous materials. In addition, although we maintain insurance for harm to employees and to our facilities caused by hazardous materials, we do not insure against any other harm (including harm to the environment) caused by the use of hazardous materials on our premises. We cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident or environmental discharge, we may be held liable for any resulting damages, which may exceed our financial resources and may materially harm our business, financial condition and results of operations.

We do not intend to pay cash dividends on our common stock.

        We intend to retain any future earnings to finance the growth and development of our business and we do not plan to pay cash dividends on our common stock in the foreseeable future.

Our stock price is highly volatile, and you may not be able to sell your shares of our common stock at a price greater than or equal to the price you paid for them.

        The market price and trading volume of our common stock are volatile, and we expect such volatility to continue for the foreseeable future. For example, during the period between December 31, 2002 and December 31, 2003, our common stock closed as high as $16.58 per share and as low as $4.58 per share. This may impact your decision to buy or sell our common stock. Factors affecting our stock price include:

  •
  our financial results;

  •
  fluctuations in our operating results;

  •
  announcements of technological innovations or new commercial therapeutic products by us or our competitors;

  •
  published reports by securities analysts;

  •
  developments in our clinical trials and in clinical trials for potentially competitive product candidates;

  •
  government regulation;

  •
  changes in reimbursement policies;

  •
  developments in patent or other proprietary rights;

  •
  announcements that we have entered into new collaboration, licensing or similar arrangements with new collaborators, or amendments of the terms of our existing collaborations;

  •
  developments in our relationship with customers;

  •
  public concern as to the safety and efficacy of our products; and

  •
  general market conditions.

If we were deemed to be an investment company, we would become subject to provisions of the Investment Company Act that likely would have a material adverse impact on our business.

        A company is required to register as an investment company under the Investment Company Act of 1940, or the 1940 Act, if, among other things, and subject to various exceptions:

  •
  it is or holds itself out to be engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

  •
  it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 percent of the value of such company's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

        A major portion of our assets has been invested in investment grade interest-bearing securities. Such investments could in some circumstances require us to register as an investment company under the 1940 Act. Registration under the 1940 Act, or a determination that we failed to register when required to do so, could have a material adverse impact on us. We believe that we are and will remain exempt from the registration requirements, but absent interpretation by the courts or the SEC of the relevant exemption as applied to companies engaged in research and development, this result cannot be assured. In addition, a change in our allocation of assets on account of 1940 Act concerns could reduce the rate of return on our liquid assets.

DEFICIENCY OF EARNINGS TO FIXED CHARGES

        The following table sets forth our deficiency of earnings to fixed charges for the periods indicated.

	Years Ended December 31,
	2003	2002	2001	2000	1999
	(in thousands)
Deficiency of Earnings to Fixed Charges	$(196,429)	$(208,898)	$(60,856)	$(8,793)	$(19,499)

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, we expect to use the net proceeds from the sale of our securities offered by this prospectus for research and development, capital expenditures, working capital and other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

        Any of our debt securities issued under this prospectus will be our direct, unsecured general obligations. Our debt securities will be either senior debt securities ("senior debt securities") or subordinated debt securities ("subordinated debt securities").

        The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and one or more U.S. banking institutions, as trustee (each, a "trustee"). Senior debt securities will be issued under a "senior debt indenture" and subordinated debt securities will be issued under a "subordinated debt indenture". Together the senior debt indenture and the subordinated debt indenture are called "indentures".

        Our debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement.

        We have summarized selected provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. Whenever we refer in this prospectus or in the prospectus supplement to defined terms of the indentures, those defined terms are incorporated by reference herein or therein, as applicable.

        The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness (including the senior debt securities) as described under the "Subordination" section below and in the prospectus supplement applicable to any subordinated debt securities.

        The indentures provide that our debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency, in each case as established from time to time and as set forth in one or more supplemental indentures. All debt securities of one series need not be issued at the same time and may vary as to interest rate, maturity and other provisions, and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

        A prospectus supplement will include the terms of any debt securities being offered (the "offered debt securities"). These terms will include some or all of the following:

  •
  the title of the offered debt securities;

  •
  whether the offered debt securities are senior debt securities or subordinated debt securities;

  •
  the total principal amount of the offered debt securities;

  •
  the dates on which the principal of the offered debt securities will be payable;

  •
  the interest rate, if any, which may be fixed or variable, of the offered debt securities and the interest payment dates for the offered debt securities;

  •
  the places where payments on the offered debt securities will be payable;

  •
  any terms upon which the offered debt securities may be redeemed at our option;

  •
  any provisions that would obligate us to offer to repurchase or redeem the offered debt securities;

  •
  any additions to or changes in the events of default applicable to the offered debt securities;

  •
  if convertible into shares of our equity securities, the terms on which such offered debt securities are convertible;

  •
  any addition to or change in the covenants in the applicable indenture; and

  •
  any other terms of the offered debt securities not inconsistent with the provisions of the applicable indenture.

        If so provided in the applicable prospectus supplement, we may issue our debt securities at a discount below their principal amount and pay less than the entire principal amount of our debt securities upon declaration of acceleration of their maturity (the "original issue discount securities"). The applicable prospectus supplement will describe all material U.S. federal income tax and other considerations applicable to the original issue discount securities.

        The provisions of the indentures do not contain any provisions that would limit our ability or the ability of our subsidiaries to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving us or any of our subsidiaries.

Form, Exchange and Transfer

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of each series will be (1) issuable only in fully registered form, without coupons and (2) issued in denominations of $1,000 each or multiples thereof.

        Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by us for that purpose, without the payment of any service charge except for any tax or governmental charge.

Global Securities

        The debt securities of any series may be issued, in whole or in part, in the form of one or more global certificates that will be deposited with the depositary identified in the applicable prospectus supplement.

        No global security may be exchanged in whole or in part for the debt securities registered in the name of any person other than the depositary for that global security or any nominee of that depositary unless:

  •
  the depositary is unwilling or unable to continue as depositary or ceases to be a clearing agency;

  •
  an event of default has occurred and is continuing; or

  •
  as otherwise provided in the applicable prospectus supplement.

        Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through, records maintained by DTC and its participants.

Payment

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on our debt securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names our debt securities are registered on days specified in the applicable indenture or any prospectus supplement.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, each of the following will constitute an event of default under the indentures with respect to our offered debt securities of any series:

  (1)
  we fail to pay principal or premium, if any, on the offered debt securities when due;

  (2)
  we fail to pay any interest on our offered debt securities when due if such failure continues for 30 days;

  (3)
  we fail to perform any other agreement required of us in the applicable indenture if such failure continues for 60 days after notice is given in accordance with the applicable indenture;

  (4)
  certain events of bankruptcy, insolvency or reorganization involving us or any of our significant subsidiaries; and

  (5)
  any other event of default provided with respect to offered debt securities of that series.

        If an event of default, other than an event of default described in clause (4) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding offered debt securities of that series may declare the principal amount of such offered debt securities to be due and payable immediately. If an event of default described in clause (4) above occurs with respect to us, the principal amount of the offered debt securities of a series will automatically become immediately due and payable.

        After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the offered debt securities of any series may, under certain circumstances, rescind and annul such acceleration if all events of default with respect to such debt securities, other than the non-payment of accelerated principal, have been cured or waived.

        Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders of offered debt securities of any series, unless the holders have offered to the trustee reasonable indemnity. Subject to the applicable indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the offered debt securities of each series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities.

        No holder of offered debt securities of any series will have any right to institute any proceeding under the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under such indenture unless:

  •
  the holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

  •
  the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

        Generally, the holders of not less than a majority of the aggregate principal amount of outstanding offered debt securities of each series may waive any default or event of default unless:

  •
  we fail to pay principal, premium or interest on any debt securities of that series when due;

  •
  in the case of convertible debt securities, we fail to convert any such debt securities into shares of common stock or preferred stock, as the case may be, in accordance with the provisions of such convertible debt securities and the applicable indenture; or

  •
  we fail to comply with any of the provisions of the applicable indenture that would require the consent of each holder of the series of debt securities affected.

        We will be required under each indenture to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officer's knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture, specifying any known defaults.

Consolidation, Merger and Sale of Assets

        Each indenture will provide that we may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

  •
  the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia and assumes our obligations on the offered debt securities of the applicable series and under the applicable indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  other conditions specified in the applicable indenture are met.

Modification and Waiver

        Generally, our rights and obligations and the holders' rights may be modified or waived with the consent of holders of a majority of the outstanding debt securities of each series affected by such modification. However, unless otherwise described in the prospectus supplement of any series, no modification, waiver or amendment may occur without the consent of the affected holder of a debt security if that modification or amendment would do any of the following:

  •
  change the stated maturity date of the principal of, or any installment of interest on, any of offered debt securities;

  •
  reduce the principal amount of, or the interest (or premium, if any) on, the debt security;

  •
  change the currency of payment of the debt security;

  •
  impair the right to institute suit for the enforcement of any payment on the debt security or adversely affect the right of repayment, if any, at the option of the holder; or

  •
  reduce the percentage of holders of debt securities necessary to modify or amend the applicable indenture or to waive any past default.

        A modification that changes a covenant or provision expressly included solely for the benefit of holders of one or more particular series will not affect the rights of holders of debt securities of any other series.

        Each indenture will provide that we and the trustee, may make modifications without the consent of the debt security holders in order to do the following:

  •
  evidence the assumption by a successor entity of the obligations of the obligor under the applicable indenture;

  •
  convey security for the debt securities to the trustee;

  •
  add covenants, restrictions or conditions for the protection of the debt security holders;

  •
  provide for the issuance of debt securities in coupon or fully registered form;

  •
  establish the form or terms of debt securities of any series;

  •
  cure any ambiguity or correct any defect in an Indenture that does not adversely affect the interests of a holder;

  •
  evidence the appointment of a successor trustee or more than one trustee;

  •
  surrender any right or power conferred upon us;

  •
  comply with the requirements of the SEC in order to maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended;

  •
  add or modify any other provisions with respect to matters or questions arising under an indenture that we and the trustee may deem necessary or desirable and that will not adversely affect the interests of holders of debt securities; or

  •
  modify the existing covenants and events of default solely in respect of, or add new covenants or events of default that apply solely to, debt securities not yet issued and outstanding.

Senior Debt Securities

        The senior debt securities will be our unsecured senior obligations and will rank equally with all of our other senior unsecured and unsubordinated debt. The senior debt securities will, however, be subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. Except as provided in the senior debt indenture or specified in any supplemental indenture relating to a series of senior debt securities to be issued, no senior debt indenture will limit the amount of additional indebtedness that may rank equally with the senior debt securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordinated Debt Securities; Subordination

        The subordination provisions set forth below shall be applicable to the subordinated debt securities of each series unless set forth otherwise in the applicable prospectus supplement.

        The payment of the principal of, premium, if any, and interest on the subordinated debt securities will be subordinated to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all existing and future senior indebtedness. If we dissolve, wind-up, liquidate or reorganize, or if we are the subject of any bankruptcy, insolvency, receivership or similar proceedings, we will pay the holders of senior indebtedness in full in cash or other payment satisfactory to the holders of senior indebtedness before we pay the holders of the subordinated debt securities. If the subordinated debt securities are accelerated because of an event of default, we must pay the holders of senior indebtedness in full all amounts due and owing thereunder before we pay the holders of subordinated debt securities. The subordinated debt indenture will require that we must promptly notify holders of senior indebtedness if payment of the subordinated debt securities is accelerated because of an event of default under that indenture.

        We may not make any payment on the subordinated debt securities or purchase or otherwise acquire the subordinated debt securities if:

  •
  a default in the payment of any designated senior indebtedness occurs and is continuing beyond any applicable period of grace; or

  •
  any other default of designated senior indebtedness occurs and is continuing that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a payment blockage notice from the Company or other person permitted to give such notice under the subordinated debt indenture.

        We will be required to resume payments on the subordinated debt securities:

  •
  in case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

  •
  in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the payment blockage notice is received.

        No new payment blockage notice may be given until:

  •
  365 days have elapsed since the effectiveness of the immediately prior payment blockage notice; and

  •
  all scheduled payments on the subordinated debt securities that have come due have been paid in full.

        No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice.

        As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. These subordination provisions will not prevent the occurrence of any event of default under the subordinated debt indenture.

        If either the trustee under the subordinated debt indenture or any holder of subordinated debt securities receives any payment or distribution of our assets in contravention of these subordination provisions before all senior indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid.

        Our subsidiaries are separate and distinct legal entities. Our present subsidiaries and any subsidiaries we establish or acquire in the future will have no obligation to pay any amounts due on the senior debt securities or the subordinated debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries will also be contingent upon our subsidiaries' earnings and could be subject to contractual or statutory restrictions.

        Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the senior debt securities and the subordinated debt securities to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

        Neither we nor our subsidiaries are limited from incurring senior indebtedness or other debt under the senior debt indenture or the subordinated debt indenture. If we incur additional debt, our ability to pay our obligations on the senior debt securities and the subordinated debt securities could be adversely affected. We may from time to time incur senior or other indebtedness and other liabilities.

        The term "designated senior indebtedness" means any senior indebtedness in which the instrument creating or evidencing the indebtedness, or any related agreements or documents to which we are a party, expressly provides that such indebtedness is "designated senior indebtedness" for purposes of the subordinated debt indenture (provided that the instrument, agreement or other document creating or evidencing the indebtedness may place limitations and conditions on the right of the senior indebtedness to exercise the rights of designated senior indebtedness).

        The term "indebtedness" means:

  (1)
  all of our indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, notes, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of Abgenix or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

  (2)
  all of our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

  (3)
  all of our obligations and liabilities, contingent or otherwise, in respect of (A) leases required, in conformity with U.S. generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet, and (B) ground leases we may enter into in the future with respect to our facilities in Fremont, California;

  (4)
  all of our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including our obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

  (5)
  all of our obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

  (6)
  all of our direct or indirect guaranties or similar agreements by us in respect of, and all of our obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (1) through (5); and

  (7)
  any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (1) through (6).

        The term "senior indebtedness" means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of Abgenix whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the subordinated debt indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Abgenix, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. However, senior indebtedness does not include:

  (1)
  indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities or expressly provides that such indebtedness is on the same basis or junior to the subordinated debt securities;

  (2)
  any indebtedness to any of our majority-owned subsidiaries, other than indebtedness to our subsidiaries arising by reason of guarantees by us of indebtedness of such subsidiary to a person that is not our subsidiary;

  (3)
  any indebtedness of or amounts owed by us for compensation to our employees, for goods or materials we purchased in the ordinary course of business, or for services;

  (4)
  our 3.5% Convertible Subordinated Notes due March 15, 2007;

  (5)
  the convertible subordinated note (the "AstraZeneca Convertible Note") that we issued to AstraZeneca UK Limited, and any subordinated promissory note we may issue to the holders of our Series A-1 preferred stock or to the holder of the AstraZeneca Convertible Note under the circumstances described below under "Description of Capital Stock—Preferred Stock—Aggregate Ownership Limitation";

  (6)
  any subordinated debt securities; and

  (7)
  any indebtedness so identified in the applicable prospectus supplement.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Satisfaction and Discharge

        We may discharge our obligations under each indenture while offered debt securities remain outstanding thereunder if (1) all offered debt securities issued thereunder have or will become due and payable at their scheduled maturity within one year or (2) all outstanding offered debt securities issued thereunder are scheduled for redemption within one year, and, in either case, we have deposited with the trustee or a paying agent an amount sufficient to pay and discharge all such outstanding debt securities on the date of their scheduled maturity or the scheduled date of redemption, as the case may be; provided, however, that the foregoing shall not discharge our obligation to effect conversion (if applicable), registration of transfer or exchange of such debt securities in accordance with the terms of the applicable indenture.

Conversion Rights

        The terms and conditions, if any, upon which offered debt securities are convertible into shares of our capital stock will be set forth in the prospectus supplement relating thereto. These terms will include, among other things, the conversion price, the conversion period or periods, provisions as to whether conversion will be at the option of the holder or us, whether the conversion of the offered debt securities will be generally available or subject to certain conditions, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of any redemption of those offered debt securities.

Trustee, Paying Agent and Registrar

        The initial trustee under each of the senior debt indenture and the subordinated debt indenture will be U.S. Bank National Association, a national banking association. U.S. Bank National Association will also be the initial paying agent and registrar for the offered debt securities. U.S. Bank National Association has in the past provided, and may in the future provide, services to us in the ordinary course of business. The indentures will provide that we will indemnify U.S. Bank National Association against any and all loss, liability, claim, damage or expense incurred that arises from the trust created by the applicable indenture unless the loss, liability, claim, damage or expense results from U.S. Bank National Association's negligence or willful misconduct.

Governing Law

        The indentures and our offered debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

Common Stock

        Our amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 220,000,000 shares of common stock, $0.0001 par value per share. As of February 29, 2004, 88,305,099 shares of our common stock were issued and outstanding and were held by 224 stockholders of record.

        Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our outstanding preferred stock and the rights of any series of preferred stock that we may designate in the future.

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Preferred Stock

        Our amended and restated certificate of incorporation, as amended, authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.0001 par value per share. As of February 29, 2004, 50,000 shares of our Series A-1 preferred stock were issued and outstanding, all of which were held of record by AstraZeneca UK Limited. No other shares of our preferred stock were issued and outstanding as of February 29, 2004.

Authorized and Designated Preferred Stock

        As of February 29, 2004, our board of directors had designated the following three series of preferred stock:

Series A Participating Preferred Stock

        The Series A Participating Preferred Stock has a par value of $0.0001 per share, and the number of shares constituting such series is 50,000, of which none is issued and outstanding. The Series A Participating Preferred Stock entitles its holders to quarterly dividends payable in cash in an amount per share equal to 1,000 times the aggregate per share amount of all dividends declared on our common stock. Each share of Series A Participating Preferred Stock entitles its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of our liquidation, dissolution or winding up, the holders of shares of Series A Participating Preferred Stock are entitled to receive an aggregate amount per share equal to 1000 times the aggregate amount to be distributed per share to holders of our common stock plus an amount equal to any accrued and unpaid dividends on such shares of Series A Participating Preferred Stock. The shares of Series A Participating Preferred Stock are not redeemable. The Series A Participating Preferred Stock ranks junior to all other series of our Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such other series provide otherwise. Shares of our Series A Participating Preferred Stock are issuable upon the exercise of preferred share purchase rights pursuant to our stockholder rights plan, which is discussed below under "Stockholder Rights Plan and Certain Charter and Bylaw Provisions and Delaware Law".

Series A-1 Convertible Preferred Stock

        In October 2003, in connection with a collaboration and license agreement, we issued to AstraZeneca UK Limited, 50,000 shares of Series A-1 Convertible Preferred Stock for an aggregate purchase price of $50.0 million.

        Liquidation preference.    The Series A-1 preferred stock has a liquidation preference equal to the purchase price paid for the shares, plus cumulated but unpaid dividends.

        Dividend rights.    The Series A-1 preferred stock is entitled to receive dividends or distributions declared on the common stock on an as-converted basis determined by dividing its liquidation preference by the conversion price described below (i.e. $30.00 per share, subject to certain adjustments), but has no other rights to dividends, except upon a payment default. Upon a payment default, the Series A-1 preferred stock is entitled to receive a quarterly, cumulative cash dividend at a default rate equal to the 10-year U.S. treasury rate plus three percent (3%) compounded annually.

        Mandatory redemption.    The Series A-1 preferred Stock is mandatorily redeemable for its liquidation preference after 7 years.

        Redemption at the option of the holder.    Holders of shares of the Series A-1 preferred stock have the right to require us to redeem all or a portion of their shares at such shares' liquidation preference in the event of certain occurrences. Upon the occurrence of a change in control of us after the completion of a defined "research period" (which period could extend five years or more after the date of the initial closing under the collaboration and license Agreement), holders of Series A-1 preferred stock have the right to require us to redeem all outstanding shares of the Series A-1 preferred stock at their liquidation preference. At our option, and subject to certain conditions, we may deliver shares of our common stock in lieu of cash upon one the occurrence of any of these events.

        Upon the occurrence of a either (i) a material breach by us of a material obligation under the collaboration and license agreement or (ii) a change in control of us or an acquisition by us and the other party to such transaction is a competitor of AstraZeneca, in each case that occurs during the research period and results in AstraZeneca's termination of all research programs under the collaboration and license agreement and, if applicable, its ability to designate additional antigens under the collaboration and license agreement, the holders of the Series A-1 preferred stock have the right to require us to redeem a specified portion of the outstanding shares of such preferred stock. The amount that is required to be redeemed will be based upon the extent of completion, at the time of the breach, of the 36 programs during the research period. At our option, and subject to certain conditions, we may deliver shares of our common stock in lieu of cash upon the occurrence of any of these events.

        Redemption at our option.    At any time prior to the relevant mandatory redemption date, we can, upon 15 days' notice to the holder and subject to certain conditions, redeem shares of the Series A-1 preferred stock for cash in an amount equal to the liquidation preference of the shares called for redemption.

        Redemption upon events of default.    Upon the occurrence of certain events of default, (1) the holders of the Series A-1 preferred stock shall have the right to make the entire liquidation value of the Series A-1 preferred stock due and payable and (2) if the event of default is a payment default, quarterly cash dividends shall begin to accrue on the Series A-1 preferred stock at a default rate equal to the 10-year U.S. treasury rate plus three percent (3%) compounded annually, which we refer to as the default rate. Events of default for purposes of this provision include, but are not limited to, the following: (i) a failure to make a required payment, or a breach by us of any of our other obligations under, the Series A-1 preferred stock, the convertible subordinated note issued to AstraZeneca or any subordinated promissory note that may be issued by us in the circumstances described below under "Aggregate ownership limitation"; (ii) a breach by us of specified obligations under the securities purchase agreement with AstraZeneca; (iii) the securities purchase agreement, or any other agreement or instrument contemplated by the securities purchase agreement, is asserted by us not to be a legal, valid and binding instrument; and (iv) certain bankruptcy and insolvency events involving us.

        Conversion at our option.    At any time, subject to certain conditions described below, we can, upon 20 days' notice to holders of shares of the Series A-1 preferred stock, convert such shares of preferred stock into shares of our common stock at a conversion price equal to the lower of (1) the average market price for the 10 days prior to the trading day immediately preceding the conversion date (provided that the average market price shall in no event be higher than 101% of the market price on the trading day immediately preceding the conversion date) or (2) $30.00 per share. Notwithstanding the foregoing, prior to October 29, 2006, we are permitted to mandatorily convert, in any three-month period, only that number of shares that can be sold without restriction in any three-month period under the volume limitations of Rule 144. Prior to effecting any mandatory conversion at our option, we must ensure that (1) a shelf registration statement covering our common stock is effective and is expected to remain effective for 30 days following the conversion date and (2) our common stock is admitted for listing on the Nasdaq National Market. Further, we cannot effect a mandatory conversion if (1) an event of default by us under the terms of the Series A-1 preferred stock or the convertible subordinated note is in effect or (2) a "blackout" period is then in effect under our insider trading rules and procedures.

        Conversion at the option of the holder.    Holders of shares of the Series A-1 preferred stock may convert their shares into shares of our common stock at a conversion price of $30.00 per share (as adjusted from time to time) at any time prior to the earlier of our redemption of such shares or the relevant mandatory redemption date.

        Voting rights.    Holders of shares of the Series A-1 preferred stock shall have the right to vote with holders of our common stock on all matters presented to our stockholders on an as-converted basis. The number of votes to which each share of Series A-1 preferred stock shall be entitled shall be based on the number of shares of common stock into which such share of preferred stock is convertible, calculated as described above under "Conversion at the option of the holder". The holders of shares of the Series A-1 preferred stock shall have the right to a class vote on specified matters specifically affecting the Series A-1 preferred stock and where required by law.

        Aggregate ownership limitation.    At no time may any holder of Series A-1, A-3 or A-4 preferred stock or the convertible subordinated note beneficially own, following the conversion of the preferred stock or the convertible subordinated note, more than 19.9% of our common stock then outstanding. If any shares of common stock are issuable to a holder upon conversion of the preferred stock or the convertible subordinated note that would result in any holder (together with its affiliates) owning common stock in excess of the ownership threshold described above, then we will be required to redeem the shares in excess of the ownership threshold for a price equal to (1) the number of such excess shares times (2) the average market price of the common stock for the 30 consecutive days ending on the 15th trading day prior to the conversion date (such price, the "Excess Shares Redemption Price"). Upon such a redemption of the Series A-1 preferred stock or the convertible subordinated note, we will have the right, upon delivery of notice to the holder, to receive a loan from the holder in the form of a 5-year (in the case of a conversion of Series A-1 preferred stock) or a 2-year (in the case of a conversion of the convertible subordinated note), interest-free subordinated promissory note. The face amount of the promissory note shall be the excess shares redemption price described above.

Series A-2 Convertible Preferred Stock

        In October 2003, in connection with the collaboration and license agreement described above, we also issued to AstraZeneca 50,000 shares of our Series A-2 Convertible Preferred Stock for an aggregate purchase price of $50.0 million. On February 19, 2004, we redeemed all 50,000 shares of Series A-2 preferred stock and issued to AstraZeneca a convertible subordinated note with a face amount of $50.0 million. As a result, no shares of Series A-2 preferred stock are outstanding.

Terms of the Convertible Subordinated Note Issued to AstraZeneca

        The principal amount of the convertible subordinated note is $50.0 million. Unless earlier converted or redeemed, the convertible subordinated note shall be repaid by us for cash at the end of its term (October 29, 2013), which we refer to as the maturity date.

        At any time prior to the maturity date, we can, upon at least 20 days' notice to the holder, subject to certain conditions, redeem the convertible subordinated note for its outstanding principal amount. The other redemption features and the conversion features of the convertible subordinated note are substantially similar to those contained in the Series A-1 preferred stock. An event of default under the convertible subordinated note will occur in the following instances, among others: (1) a failure to make a required payment, or a breach by us of any of its other obligations under the convertible subordinated note, any subordinated promissory note referred to above under "Authorized and Designated Preferred Stock—Series A-1 Convertible Preferred Stock—Aggregate Ownership Limitation" or the Series A-1 preferred stock; (2) a breach by us of specified obligations under the securities purchase agreement with AstraZeneca; (3) cross-acceleration on other indebtedness of us or our significant subsidiaries in excess of $25 million; (4) the convertible subordinated note, the securities purchase agreement with AstraZeneca, or any other agreement or instrument contemplated by the securities purchase agreement, is asserted by us not to be a legal, valid and binding instrument; and (5) certain bankruptcy and insolvency events involving us. Upon the occurrence of an event of default: (1) the holders of the convertible subordinated note shall have the right to make the entire principal amount of the convertible subordinated note due and payable and (2) if the event of default is a payment default, interest shall begin to accrue on the convertible subordinated note at the default rate discussed above.

        Except as set forth above in the case of a payment default, no interest shall accrue on the convertible subordinated note. The convertible subordinated note shall have no voting rights unless and until it is converted into shares of our common stock. The convertible subordinated note shall rank senior to our common stock and to all classes of our preferred stock, but shall rank junior to all of our senior indebtedness and to our 3.5% Convertible Subordinated Notes due 2007.

Terms of the Series A-3 Convertible Preferred Stock and Series A-4 Convertible Preferred Stock that We May Sell to AstraZeneca

        If certain milestones in our collaboration and license agreement with AstraZeneca are met, then we shall have the option, exercisable within 180 days of the occurrence of each such milestone, to sell to AstraZeneca, and AstraZeneca shall be required to purchase in the event that we exercise such option, up to $30 million of Series A-3 Preferred Stock and up to $30 million of Series A-4 Preferred Stock, subject to various terms and conditions. Each of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock will be mandatorily redeemable for its liquidation preference five (5) years after its issue date. The other material terms of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock will be substantially similar to those of the Series A-1 Preferred Stock and the convertible subordinated note, except that (1) the Series A-3 Preferred Stock and the Series A-4 Preferred Stock will not be redeemable under the circumstances set forth in the second paragraph under "Redemption at the option of the holder" above and (2) we will not have the right to receive a loan for the Excess Shares Redemption Price upon conversion of the Series A-3 Preferred Stock and the Series A-4 Preferred Stock in the circumstances described above in "Authorized and Designated Preferred Stock—Series A-1 Convertible Preferred Stock—Aggregate ownership limitation".

Undesignated "Blank Check" Preferred Stock

General

        With respect to our authorized but undesignated shares of our preferred stock, our board of directors, without action by stockholders, may:

  •
  authorize the issuance of shares of preferred stock in one or more series;

  •
  establish the number of shares in each series; and

  •
  fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions of such series.

        Each time that we issue a new series of preferred stock, we will file with the State of Delaware a certificate of designations relating to that series of preferred stock. In addition, the prospectus supplement relating to that new series of preferred stock will specify the particular amount, price and other terms of that new series. These terms may include:

  •
  the designation of the title of the series;

  •
  dividend rates, if any;

  •
  redemption provisions, if any;

  •
  special or relative rights in the event of liquidation, dissolution, distribution or winding up of our company;

  •
  whether the preferred stock will be convertible into our common stock or any of our other securities or exchangeable for securities of any other person;

  •
  voting rights; and

  •
  any other preferences, privileges, powers, rights, qualifications, limitations and restrictions.

Ranking

        Each new series of our preferred stock will rank with respect to each other series of our preferred stock as specified in the prospectus supplement relating to that new series of preferred stock. In the event that we decide to issue shares of preferred stock, such shares may not rank senior to our Series A-1 preferred stock without the affirmative vote or consent of the holders of at least a majority of the then-outstanding shares of our Series A-1 preferred stock.

Dividends

        Holders of each new series of preferred stock may be entitled to receive cash dividends or dividends in kind, if declared by our board of directors, out of funds legally available for dividends. For each series of preferred stock, we will specify in the prospectus supplement:

  •
  the dividend rates, if any;

  •
  whether the rates will be fixed or variable or both;

  •
  the dates of distribution of any cash dividends; and

  •
  whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

        We will pay dividends, if any, to holders of record of preferred stock, as they appear on our records, on the record dates fixed by our board of directors.

Conversion and Exchange

        The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or any of our other securities or exchangeable for securities of a third party.

Redemption

        We will specify in the prospectus supplement relating to each new series of preferred stock:

  •
  whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

  •
  whether that new series will be subject to mandatory redemption on any terms; and

  •
  the redemption prices, if applicable.

        In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by our board of directors.

        Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on or after a redemption date, except for the right to receive the redemption price, unless we default in the payment of the redemption price.

Liquidation Preference

        Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive:

  •
  distributions upon liquidation in the amount provided in the prospectus supplement of that series of preferred stock; plus

  •
  any accrued and unpaid dividends.

        These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

Voting Rights

        The holders of shares of any series of preferred stock will have no voting rights except as provided in the certificate of designations relating to the series or the applicable prospectus supplement and except as required by law.

Stockholder Rights Plan and Certain Charter and Bylaw Provisions and Delaware Law

        In June 1999, our board of directors adopted a stockholder rights plan, which we amended in November 1999, May 2002 and October 29, 2003. Pursuant to the stockholder rights plan, we made a dividend distribution of one preferred share purchase right on each outstanding share of our common stock. Preferred share purchase rights will also accompany all future common stock issuances during the life of the plan, including the shares issuable upon conversion of the notes issued in this offering. The purchase rights will trade together with the common shares until they become exercisable. Each right entitles stockholders to buy a fraction of a share of our Series A participating preferred stock with economic terms similar to that of one share of our common stock at an exercise price of $175.00 (subject to adjustment in specified circumstances). Each right will become exercisable following the tenth day after a person or group announces an acquisition of 15% or more of our common stock, or announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 15% or more of our common stock.

        Following the exercisability of the rights, if an acquiring person obtains 15% or more of our common stock, each right (other than any rights held by such acquiring person or its affiliates) will entitle the holder of the right to purchase, for the exercise price, a number of shares of our common stock having a then current market value of twice the exercise price. In addition, if after the rights become exercisable an acquiring person obtains 15% or more of our common stock, (1) we merge into another entity, (2) another entity merges into us or (3) we sell more than 50% of our assets or earning power (as determined by our board of directors in good faith), then each right (other than any rights held by such acquiring person or its affiliates) shall entitle the holder thereof to purchase, for the exercise price, a number of shares of common stock of the person engaging in the transaction with us having a value of twice the exercise price. At any time after an acquiring person obtains 15% or more of our common stock and prior to the acquisition by such person of 50% of the outstanding common stock, our board of directors may elect to exchange the rights (other than any rights held by such acquiring person), in whole or in part, for shares of our common stock at an exchange ratio of one share per right. We will be entitled to redeem the rights at $0.01 per right at any time before the earlier of (1) such time as any party becomes an acquiring person or (ii) the final expiration date of the rights. The exercise price, the number of rights and the number of shares issuable upon exercise of rights are subject to certain anti-dilution adjustments as described in the rights agreement. Unless earlier exercised, exchanged or redeemed, the rights shall expire on June 2, 2009.

        In October 2003, pursuant to a securities purchase agreement, we amended our stockholder rights plan to prevent AstraZeneca from becoming an "Acquiring Person" for purposes of the rights plan as a result of (1) its acquisition of securities of Abgenix pursuant to the securities purchase agreement; (2) the beneficial ownership by AstraZeneca and its affiliates of the common stock of Abgenix issuable upon conversion of the securities issued pursuant to the securities purchase agreement; or (3) the mandatory conversion at our option of the securities issued pursuant to the securities purchase agreement into shares of common stock. We agreed to keep this amendment in place for a "standstill period" designated in the securities purchase agreement, provided that our obligation to keep the rights plan amendment in place shall lapse if AstraZeneca breaches its standstill obligations in the securities purchase agreement. We have agreed to continue to keep the amendment in place after the termination of the standstill period for so long as AstraZeneca does not acquire voting securities of Abgenix that would cause AstraZeneca's level of ownership to exceed that in effect on the date of the termination of the standstill period.

        The stockholder rights plan and some provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire control of us. This could limit the price that certain investors might be willing to pay in the future for our shares of common stock. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws allow us to:

  •
  issue preferred stock without any vote or further action by the stockholders;

  •
  eliminate the right of stockholders to act by written consent without a meeting;

  •
  specify procedures for director nominations by stockholders and submission of other proposals for consideration at stockholder meetings; and

  •
  eliminate cumulative voting in the election of directors.

        We are subject to certain provisions of Delaware law which could also delay or make more difficult a merger, tender offer or proxy contest involving us. In particular, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless the transaction meets certain conditions. The stockholder rights plan, the possible issuance of preferred stock, the procedures required for director nominations and stockholder proposals and Delaware law could have the effect of delaying, deferring or preventing a change in our control, including without limitation, discouraging a proxy contest or making more difficult the acquisition of a substantial block of our common stock. The provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

Other Obligations to Issue Capital Stock

        We are obligated to issue up to 100,000 shares of our common stock upon the occurrence of certain milestones pursuant to the terms of a license agreement.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase shares of our common stock and/or our preferred stock. We may issue warrants independently of, or together with, any other securities, and warrants may be attached to or separate from those securities.

        Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrants and any applicable warrant agreement.

        The applicable prospectus supplement will describe the terms of any warrants, including the following:

  •
  the title and aggregate number of the warrants;

  •
  any offering price of the warrants;

  •
  the designation and terms of any securities that are purchasable upon exercise of the warrants;

  •
  the number of shares purchasable upon exercise of a warrant and the price of such securities;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

  •
  the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Abgenix to accelerate this final date;

  •
  if applicable, the minimum or maximum number of warrants exercisable at any one time;

  •
  any currency or currency units in which the offering price and the exercise price are payable;

  •
  any applicable anti-dilution provisions of the warrants;

  •
  any applicable redemption or call provisions of the warrants; and

  •
  any additional terms of the warrants not inconsistent with the provisions of the applicable warrant agreement.

PLAN OF DISTRIBUTION

General

        The debt securities, preferred stock, common stock and warrants may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  through one or more underwriters without a syndicate for them to offer and sell to the public;

  •
  through dealers or agents; or

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities that we sell will describe that offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price and the proceeds to us from that sale;

  •
  any underwriting discounts and other items constituting underwriters', dealers' or agents' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

Underwriters

        If underwriters are used in any sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We also may sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities, subject to the underwriting agreement, from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Dealers and Agents

        If dealers are utilized in any sale, we will sell the applicable securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement.

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the prospectus supplement.

        Any dealer or agent may be deemed an underwriter as that term is defined in the Securities Act of 1933, as amended.

Direct Sales

        We may sell any of the securities directly to purchasers. In the event of such a direct sale, we will not engage underwriters or agents in the offer and sale of these securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933 and agree to contribute to payments that these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        The securities offered under this prospectus may be a new issue of securities with no established trading market. Any underwriters, dealers or agents that purchase securities from us may make a market in these securities. The underwriters, dealers and agents will not be obligated, however, to make a market and may discontinue market making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table lists the expenses expected to be incurred in connection with the preparation and filing of the registration statement, including amendments thereto, and the printing and distribution of the prospectus contained therein, all of which will be paid by the registrant. All amounts listed below, other than the SEC registration fee, are estimates.

SEC registration fee		$31,675
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Trustee and transfer agent fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*
To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our amended and restated certificate of incorporation and our amended and restated bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require us among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM 16. EXHIBITS.

        See Exhibit Index.

ITEM 17. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided,
      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in this registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Abgenix's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fremont, State of California, on March 17, 2004.

ABGENIX, INC.
By:	/s/ RAYMOND M. WITHY, PH.D.
	Name:	Raymond M. Withy, Ph.D.
	Title:	President and Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond M. Withy, R. Scott Greer and Susan L. Thorner or any of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated:

Signature	Title	Date

/s/ RAYMOND M. WITHY, PH.D. Raymond M. Withy, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2004
/s/ BARBARA RICHING Barbara Riching	Senior Director, Finance (Principal Financial and Accounting Officer)	March 17, 2004
/s/ R. SCOTT GREER R. Scott Greer	Chairman of the Board of Directors	March 17, 2004
/s/ M. KATHLEEN BEHRENS, PH.D. M. Kathleen Behrens, Ph.D.	Director	March 17, 2004
/s/ RAJU S. KUCHERLAPATI, PH.D. Raju S. Kucherlapati, Ph.D.	Director	March 17, 2004

/s/ KENNETH B. LEE, JR. Kenneth B. Lee, Jr.	Director	March 17, 2004
/s/ MARK B. LOGAN Mark B. Logan	Director	March 17, 2004
/s/ THOMAS G. WIGGANS Thomas G. Wiggans	Director	March 17, 2004

INDEX TO EXHIBITS

Exhibit	Description
1.1(1)	Form of Underwriting Agreement.
3.1(2)	Amended and Restated Certificate of Incorporation of Abgenix, as currently in effect.
3.2(3)	Amended and Restated Bylaws of Abgenix, as currently in effect.
4.1(4)	Specimen Common Stock Certificate.
4.4(5)	Amended and Restated Preferred Shares Rights Agreement, dated as of May 9, 2002, between Abgenix, Inc. and Mellon Investor Services LLC, Rights Agent.
4.5(6)	Amendment No. 1 to Amended and Restated Preferred Shares Rights Agreement, dated as of October 29, 2003, by and between Abgenix, Inc. and Mellon Investor Services LLC, Rights Agent.
4.6(7)	Certificate of Designations, Preferences and Rights of Series A-1 Convertible Preferred Stock of Abgenix, Inc.
4.7(7)	Certificate of Designations, Preferences and Rights of Series A-2 Convertible Preferred Stock of Abgenix, Inc.
4.8(8)	Securities Purchase Agreement, dated as of October 15, 2003, by and between Abgenix, Inc. and AstraZeneca UK Limited.
4.9	Form of Senior Debt Indenture.
4.10	Form of Subordinated Debt Indenture.
4.11(1)	Form of Senior Debt Securities.
4.12(1)	Form of Subordinated Debt Securities.
4.13(1)	Form of Warrant Agreement.
4.14(1)	Form of Preferred Stock Share Certificate.
5.1	Opinion of Simpson Thacher & Bartlett LLP.
12.1	Statement re: Computation of Ratios.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Simpson Thacher & Bartlett LLP (included in Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Statement of eligibility of trustee on Form T-1 under the Senior Debt Indenture.
25.2	Statement of eligibility of trustee on Form T-1 under the Subordinated Debt Indenture.

(1)
To be filed as an exhibit to a subsequent current report on Form 8-K and incorporated herein by reference.

(2)
Incorporated by reference to the same exhibit filed with Abgenix's Annual Report on Form 10-K for the year ended December 31, 2002.

(3)
Incorporated by reference to the same exhibit filed with Abgenix's Annual Report on Form 10-K for the year ended December 31, 2001.

(4)
Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-49415).

(5)
Incorporated by reference to the same exhibit filed with Abgenix's Amendment No. 2 to its Registration Statement on Form 8-A (File No. 000-24207).

(6)
Incorporated by reference to the same exhibit filed with Abgenix's Amendment No. 3 to its Registration Statement on Form 8-A (File No. 000-24207).

(7)
Incorporated by reference to the same exhibit filed with Abgenix's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

(8)
Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-3 (File No. 333-112285).

QuickLinks

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
Abgenix, Inc.
The Securities We May Offer
RISK FACTORS
DEFICIENCY OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 16. EXHIBITS.
  ITEM 17. UNDERTAKINGS.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS